Exhibit 10.42

EXECUTION VERSION

EXLSERVICE HOLDINGS, INC. 2006 OMNIBUS AWARD PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of July 27, 2006 (the “Date of Grant”), is made by and between ExlService Holdings, Inc., a Delaware corporation (the “Company”), and Rohit Kapoor (“Participant”).

WHEREAS, the Company has adopted the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Series B Common Stock, par value $0.001 per share (“Stock”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the stock option award provided for herein to Participant subject to the terms set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant an option (the “Option”) to purchase 75,000 shares of Stock (such shares of Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

2. Terms and Conditions.

(a) Option Price. The Option Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $23.75 per share.

(b) Expiration Date. Subject to Section 2(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m.

Eastern Time (“ET”) on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c) Exercisability of the Option.

(i) Except as may otherwise be provided herein, the Option shall become vested and exercisable as follows:

Vested Percent of Option	Date of Vesting
25%	November 14, 2006
50%	November 14, 2007
75%	November 14, 2008
100%	November 14, 2009

(ii) Notwithstanding the foregoing, in the event that a “Change in Control” (as defined in the Plan) occurs at a time when any portion of the Option remains unvested, then effective upon the consummation of the Change in Control, the vesting of the portion of the Option which is not then fully vested shall accelerate such that the portion of the Option which would have become vested during the one-year period following the Change in Control shall become vested effective as of the consummation of the Change in Control. Moreover, (a) in the event that Participant’s employment with the Company is terminated by the Company without Cause (x) at any time following a Change in Control or (y) in specific contemplation of a Change in Control, or (b) in the event Participant resigns for “Good Reason” (as defined below) at any time following a Change in Control, upon and subject to the execution (and non-revocation during any applicable revocation period) of a standard release by Participant of all employment-related claims against the Company and its subsidiaries and each of their employees, officers and directors, Participant shall be entitled to immediate vesting as of the termination date of any portion of the Option which is unvested as of the termination date. “Good Reason” shall mean:

(A) a substantial reduction of Participant’s duties or responsibilities, or Participant being required to report to any person other than the Board, provided that, if there is a Change of Control and Participant retains similar title and similar authority with the Company or any entity that acquires the Company (or any affiliate or subsidiary of such entity) following such Change of Control, the parties agree that any change in the title of Participant shall not constitute a significant reduction of Participant’s duties and authorities hereunder;

(B) Participant’s job title as an officer of the Company is adversely changed, provided that if there is a Change of Control and Participant retains similar title and similar authority with the Company or any entity that acquires the Company (or any affiliate or subsidiary of such entity) following such Change of Control, the parties agree that any change in the title of Participant shall not constitute a significant reduction of Participant’s duties and authorities hereunder;

(C) a reduction of Participant’s then base salary or annual cash bonus opportunity to below 75% of base salary at target;

(D) a change in the office or location where Participant is based on the Date of Grant of more than thirty (30) miles, which new location is more than thirty (30) miles from Participant’s primary residence; or

(E) a breach by the Company of any material term of any employment, consulting, or similar agreement between the Company and Participant;

provided that, a termination by Participant with Good Reason shall be effective for purposes of this Agreement only if, within thirty (30) days following Participant’s first becoming aware of the circumstances giving rise to Good Reason, Participant delivers to the Company a “notice of termination” for Good Reason by Participant to the Company, and the Company within fifteen (15) days following its receipt of such notification has failed to cure the circumstances giving rise to Good Reason.

(iii) If Participant’s employment with the Company ceases upon the end of the term of an employment agreement between Participant and the Company following the Company’s notification of the Participant of the Company’s decision not to extend the Participant’s employment term in accordance with the terms of such employment agreement between Executive and the Company as is in effect at the time such notification is given, then the vesting of the portion of the Option which is not then fully vested shall accelerate such that the portion of the Option which would have become vested during the one-year period following such cessation of employment shall become vested effective as of such cessation of employment.

(iv) The Option may be exercised only by written notice, substantially in the form attached hereto as Exhibit A (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 3(b) hereof and accompanied by (i) payment of the Option Price, (ii) if such exercise occurs prior to the completion by the Company of an underwritten public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act (an “Initial Offering”), an executed copy of the Stock Purchase Agreement, substantially in the form attached hereto as Exhibit B, by and between the Company and Participant (the “Stock Purchase Agreement”), and (iii) if Participant is married, is a resident of a state which is a “community property” state and such exercise occurs prior to the completion of an Initial Offering, an executed spousal consent substantially in the form attached hereto as Exhibit C. The Option Price shall be paid by Participant to the Company (A) by certified check, (B) following an Initial Offering, by means of a net exercise whereby the number of Option Shares received by Participant shall equal the excess, if any, of (x) the number of Option Shares that would have been received by Participant upon such exercise had Participant paid the purchase price for the Option Shares in cash over (y) a number of Option Shares, the aggregate fair market value of which is equal to the aggregate purchase price that would have been paid as determined pursuant to the immediately preceding clause (x), or (C) by any other method approved by the Committee in writing. If requested by the Committee, Participant shall promptly deliver his copy of this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and promptly return such Agreement to Participant.

(d) Effect of Termination of Employment on Options. In the event that Participant ceases to be employed by the Company or its Affiliates for any reason, the unvested portion of the Option shall expire upon such cessation of employment and the vested portion of the Option (to the extent then outstanding) shall expire at 11:59 p.m., ET on the earlier of (i) the last day of the Option Period or (ii) the date that is one hundred eighty (180) days after the date of such termination. In such event, the vested portion of the Option shall remain exercisable by Participant until its expiration.

(e) Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

(f) Transferability. The Option shall not be transferable by Participant other than by will or the laws of descent and distribution.

(g) Rights as Stockholder. Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) if applicable, Participant shall have executed the Stock Purchase Agreement, (iii) the Company shall have issued and delivered to Participant the Option Shares and (iv) Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

(h) Tax Withholding. Prior to the delivery of a certificate or certificates representing the Option Shares, Participant must pay to the Company in the form of a certified check any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 12(d) of the Plan.

3. Miscellaneous.

(a) Confidentiality of the Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to

Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

ExlService Holdings, Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

Facsimile: (212) 872-1524

Attention: General Counsel

with a copy to:

Oak Hill Capital Management, Inc.

Park Avenue Tower

65 East 55th Street, 36th Floor

New York, NY 10022

Facsimile: (212) 758-3572

Attention: John R. Monsky, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Facsimile: (212) 373-3000

Attention: Michael J. Segal, Esq.

if to Participant:

Rohit Kapoor

8 Cornell Street

Scarsdale, NY 10583

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g) Bound by Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(h) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(i) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(j) Entire Agreement. This Agreement, the Plan and, if applicable, the Stock Purchase Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(k) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION

ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Amit Shashank
Name: Amit Shashank
Title: General Counsel

ROHIT KAPOOR

/s/ Rohit Kapoor

[Signature Page to Nonqualified Stock Option Agreement]

Exhibit A

NOTICE OF OPTION EXERCISE

PURSUANT TO THE EXLSERVICE HOLDINGS, INC. 2006 OMNIBUS AWARD PLAN

To exercise your option to purchase shares of ExlService Holdings, Inc. (the “Company”) Series B common stock (“Shares”), please fill out this form [and execute the attached Stock Purchase Agreement]1 and return [them][it] to the Corporate Secretary of the Company.

I hereby exercise my right to purchase              Shares under the option granted to me pursuant to the Nonqualified Stock Option Agreement between myself and the Company, dated as of                     , 20    . I am vested in my option as to the Shares being purchased hereunder.

Payment of Exercise Price. The per-Share exercise price of the option is $            . The total exercise price for the Shares I am purchasing is $            . I elect to pay that total exercise price by one of the following methods [CHECK ONE]:

☐	By certified check, which is enclosed.

☐	By the “net exercise” method described in Section 2(c)(iv) of the Stock Option Agreement. I understand that the Company will withhold a number of Shares having a value equal to the total exercise price.

☐	By another method specifically approved by the Committee which administers the ExlService Holdings, Inc. 2006 Omnibus Award Plan – describe below after receiving approval from the Chief Financial Officer of the Company

____________________________________________________________________

Tax Withholding. Required payroll taxes and income tax withholding in connection with this option exercise total $            . (Please contact the office of the Chief Financial Officer of the Company to determine this amount.) I elect to pay that withholding by one of the following methods [CHECK ONE]:

☐	By certified check, which is enclosed.

☐	By another method specifically approved by the Committee which administers the ExlService Holdings, Inc. 2006 Omnibus Award Plan – describe below after receiving approval from the Chief Financial Officer of the Company

____________________________________________________________________

[1]	Only if the Option is exercised while the Company is private.

I understand that this option exercise is not effective unless and until this Notice of Option Exercise [and the executed Stock Purchase Agreement]2 is enclosed, along with any necessary certified checks. I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option.

Signature:

Rohit Kapoor:

Social Security Number:

Date:

[2]	Only if the Option is exercised while the Company is private.

Exhibit B

EXLSERVICE HOLDINGS, INC.

STOCK PURCHASE AGREEMENT

(FOR USE WITH STOCK OPTIONS)

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the date indicated on the signature page hereof, by and between ExlService Holdings, Inc., a Delaware corporation (the “Company”) and the person whose name and signature appears as the “Purchaser” on the signature page hereof (the “Purchaser”).

WHEREAS, the Purchaser desires to acquire the number of shares (the “Shares”) of Series B common stock, $0.001 par value per share, of the Company set forth in the notice of exercise to which the Agreement is attached (the “Exercise Notice”) at the purchase price also set forth therein pursuant to his/her exercise of a non-qualified stock option issued by the Company to the Purchaser pursuant to the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”) and as reflected in the ExlService Holdings, Inc. Nonqualified Stock Option Agreement between the Company and the Purchaser (the “Option Agreement”) and the Company desires to issue said Shares to the Purchaser, subject to the restrictions on transfer and other rights or obligations hereinafter set forth; and

WHEREAS, the parties wish to impose certain restrictions on the transfer or encumbrance of the Shares issued to the Purchaser and to give the Company or a third party the right to purchase the Shares upon the occurrence of certain events;

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Purchase of Shares. The Purchaser hereby subscribes for and, upon acceptance by the Company hereof, shall purchase the Shares. The aggregate purchase price for the Shares set forth in the Exercise Notice and the amount of payroll taxes and income tax withholding required to be paid to the Company by the Purchaser in connection with such purchase shall be paid by the Purchaser in the manner prescribed in the Option Agreement. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Purchaser one or more certificates in the name of the Purchaser for the Shares. The Purchaser agrees that the Shares shall be subject to all of the terms and conditions of the Agreement.

2. Drag Along Rights.

(a) If at any time prior to the completion by the Company of an underwritten public offering and sale of equity securities (an “Initial Offering”) of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the holders of a majority-in-interest of the total outstanding shares of Series A common stock and Series B common stock of the Company (the “Majority Stockholders”) desire to sell more than 75% of the total outstanding number of Series A common stock and Series B common stock of the Company (the “Total Shares”) held by such Majority Stockholders, pursuant to a bona fide offer to purchase such Total Shares from any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind (a “Person”) who is not an affiliate of the transferor or transferors, as the case may be (a “Third-Party Purchaser”) (the “Drag-Along Sale”), then such Majority Stockholders shall have the right to require the Purchaser to sell to such Third-Party Purchaser in connection with such sale, the percentage of the Shares which shall equal the corresponding percentage the Majority Stockholders propose to sell of the Total Shares held by the Majority Stockholders to such Third-Party Purchaser in connection with such sale. Such right shall be exercisable by written notice (a “Drag-Along Notice”) given to the Purchaser which shall state (i) that such Majority Stockholders propose to effect the sale of all or a percentage of their Total Shares to such Third-Party Purchaser, (ii) the proposed purchase price to be paid by the Third-Party Purchaser for the Total Shares of such Majority Stockholders, and (iii) the name of the Third-Party Purchaser. The Purchaser agrees that, upon receipt of a Drag-Along Notice, the Purchaser shall be obligated to sell to such Third-Party Purchaser in connection with such sale, the percentage of the Series B common stock of the Company held by the Purchaser which shall equal the corresponding percentage the Majority Stockholders propose to sell of Total Shares held by the Majority Stockholders to such Third-Party Purchaser in connection with such sale, upon the terms and conditions of such transaction (and otherwise take all reasonably necessary action to cause the consummation of the proposed transaction, including voting such Shares in favor of such transaction).

(b) In the event that the Majority Stockholders shall provide a Drag-Along Notice to the Purchaser in connection with a proposed Drag-Along Sale, the Purchaser shall prior to the closing of any such proposed Drag-Along Sale, execute any purchase agreement or other certificates, instruments and other agreements required by the Third-Party Purchaser to consummate the proposed Drag-Along Sale; provided, however, that any such purchase agreement or other certificates, instruments and other agreements shall be on terms no less favorable to the Purchaser than those executed by the Majority Stockholders with respect to the Total Shares proposed to be transferred by such Majority Stockholders in connection with such Drag-Along Sale, including without limitation, the amount and form of the purchase price therefor, the provision of, and representation and warranty as to, information requested by the Third-Party Purchaser from the Majority Stockholders and the provision of requisite indemnifications from the Majority Stockholders, and at the closing of any such proposed Drag-Along Sale, deliver to the Majority Stockholder such instruments of transfer as shall be requested by the Third-Party Purchaser with respect to the Shares to be transferred, against receipt of the purchase price therefor.

(c) The Purchaser hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights or similar rights that the Purchaser may have in connection with the Drag-Along Sale. The Purchaser shall cause to be irrevocably and unconditionally waived any such rights that any affiliate of the Purchaser may have in connection with such Drag-Along Sale.

(d) If at any time the Company proposes to merge with or consolidate into any entity or enter into an arrangement having an effect substantially similar thereto, the Purchaser hereby irrevocably and unconditionally agrees to vote all of the Shares held by the Purchaser in favor of such merger or arrangement and the Purchaser hereby irrevocably and unconditionally agrees to waive any rights of appraisal, dissenter’s rights or similar rights that the Purchaser may have with respect thereto.

3. Assignment of Rights. The Purchaser agrees that the Company has the right to assign its rights under Section 2 hereof, with respect to the purchase of part or all of the Shares, to one or more other persons or entities (the “Assignee(s)”) in its sole discretion and in whatever proportions it decides and the Purchaser agrees that any such assignment shall constitute a novation as among the Company, the Purchaser and the Assignee(s) with respect to the rights and obligations of the Company and the Purchaser set forth in Section 2 hereof so that such rights and obligations with respect to the purchase of that part or all of the Shares (if any) assigned to the Assignee(s) in whatever proportions have been decided by the Company, shall thereafter exist between the Purchaser and the Assignee(s).

4. Restrictions on Transfer. The Purchaser shall not sell, transfer, pledge, encumber, lease, gift, grant participation rights in or otherwise assign (“Transfer”) any of the Shares to any person or entity unless the Purchaser receives the prior written consent of the Company; provided that, in the case of any Transfer of the Shares to the Purchaser’s heirs (the “Transferee”) through testamentary or intestate disposition, such Transfer shall not require the prior written consent of the Company so long as: (i) the Company is notified of any such Transfer by the Transferee as soon as possible after such Transfer has occurred, and (ii) the Transferee shall agree in writing to be bound by the terms of the Agreement and that the Shares acquired by the Transferee shall be subject to the terms of the Agreement and the Transferee shall furnish copies of all instruments effecting such Transfer and such other certificates, instruments and documents as the Company may request. Any attempt to Transfer any of the Shares in violation of the terms and conditions of the Agreement shall be null and void ab initio and the Company shall not register or effect any such Transfer.

5. Compliance With The Agreement. The Company shall not be required to transfer any Shares upon its books or to recognize any purported new transferee thereof in any manner, unless every applicable provision of the Agreement has first been complied with to the satisfaction of the Company or has been waived in writing by the Company. The provisions of the Agreement shall not be discharged with respect to any Shares by any transfer made in compliance with the Agreement but shall apply anew to such shares in the hands of the new transferee thereof. If the Purchaser or any legal representative or any transferee attempts to transfer any of the Shares without compliance with the requirements and restrictions of the Agreement, the Purchaser shall not, until full compliance therewith, be entitled to any of the rights and privileges of a shareholder of the Company, and no person purporting to claim or hold by, through or under him shall in any way be recognized; but this provision shall in no way relieve the Purchaser or any legal representative or any transferee from the obligation to offer, transfer or sell the Shares to the Company as herein provided.

6. Investment Representations. The Purchaser represents, warrants and covenants to the Company, as of the date of the Agreement, as follows:

(a) Purchaser is purchasing the Shares for his own account and with no intention of distributing or reselling such Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Shares (subject to the terms and conditions of the Agreement) under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser’s property being at all times within their control. If the Purchaser should in the future decide to dispose of any of any of the Shares, the Purchaser understands and agrees that the Purchaser may do so only in compliance with the Securities Act and applicable state securities laws as then in effect.

(b) Purchaser has had such opportunity as Purchaser has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(c) Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) Purchaser can afford the complete loss of his investment in and the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) Purchaser understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one (1) year and even then will not be available unless a public market then exists for the Shares, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act except as may be provided in any agreement between the Company and the Purchaser.

(f) A legend substantially in the following form will be placed on the certificate or certificates representing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT

WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS EXLSERVICE HOLDINGS, INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A CERTAIN STOCK PURCHASE AGREEMENT, DATED AS OF                     , 2006, BY AND BETWEEN THE EXLSERVICE HOLDINGS, INC. (THE “COMPANY”) AND ROHIT KAPOOR AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY, COPIES OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCK PURCHASE AGREEMENT AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

7. Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

8. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Shares, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to the terms of the Agreement.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under the Agreement shall inure to the benefit of the Company’s successor and the Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

9. Definitions. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

10. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision of the Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

11. Waiver. Any provision contained in the Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of the Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

12. Successors. The terms of the Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Executive and the beneficiaries, executors, administrators, heirs and successors of the Executive.

13. No Rights to Employment. Nothing contained in the Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or its Subsidiaries or shall interfere with or restrict in any way the right of the Company or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever, with or without cause.

14. Notice. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

ExlService Holdings, Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

Facsimile: (212) 872-1524

Attention: General Counsel

with a copy to:

Oak Hill Capital Management, Inc.

Park Avenue Tower

65 East 55th Street, 36th Floor

New York, NY 10022

Facsimile: (212) 758-3572

Attention: John R. Monsky, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Facsimile: (212) 373-3000

Attention: Michael J. Segal, Esq.

if to the Purchaser:

Rohit Kapoor

8 Cornell Street

Scarsdale, NY 10583

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed.

15. Modifications. No change, modification or waiver of any provision of the Agreement shall be valid unless the same be in writing and signed by the parties hereto.

16. Construction. The Agreement and all matters connected therewith shall be construed and all questions shall be determined by the Board acting in its sole discretion and the decisions of such Board shall be binding upon all interested parties. The Agreement and the Option Agreement collectively contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior written communications, representations and negotiations in respect thereto.

17. Governing Law. The Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

18. Termination. The Agreement shall become null and void and shall be of no further force or effect immediately upon (i) the closing of the Company’s Initial Offering, or (ii) a written agreement to such effect between the Company and the Purchaser or his successor or assign. Notwithstanding the foregoing, all of the representations and warranties made herein shall survive the execution and delivery of the Agreement until the date that is twelve (12) months following the Initial Offering.

19. Lock-Up. The Purchaser hereby agrees that, in connection with an Initial Offering, if requested by the Company or any representative of the underwriters (the “Managing Underwriter”), the Purchaser shall not sell or otherwise transfer any Shares during the period specified by the Company’s Board of Directors at the request of the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

20. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of the Agreement.

21. Signature in Counterparts. The Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and the year first written above.

EXLSERVICE HOLDINGS, INC.		ROHIT KAPOOR

By:	/s/ Amit Shashank	By:	/s/ Rohit Kapoor
Rohit Kapoor

Rohit Kapoor

SSN:

Address:

Date:

Exhibit C

CONSENT OF SPOUSE

I, [                    ], spouse of Rohit Kapoor, have read and approve of the Stock Purchase Agreement, dated as of             , 20[    ], by and between ExlService Holdings, Inc. and Rohit Kapoor. In consideration of the sale of shares of ExlService Holdings, Inc. to my spouse, as set forth in the Stock Purchase Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Stock Purchase Agreement and agree to be bound by the provisions of the Stock Purchase Agreement, insofar as I may have any rights in said Stock Purchase Agreement or any shares issued pursuant thereto under the community property laws of the [                    ] or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Stock Purchase Agreement.

Dated:	, 20[ ].

Signature